Exhibit 99.1









                             JOINT FILING AGREEMENT



                  Pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of the Schedule 13G of which this agreement is an exhibit, including any amendments thereto.

                  This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated:  February 13, 1997


                                          ADVANCE PUBLICATIONS, INC.



                                          By: /s/ S.I. Newhouse, Jr.
                                              -----------------------
                                          Name:  S.I. Newhouse, Jr.
                                          Title: Chairman and Vice President




                                           /s/ Donald E. Newhouse
                                           --------------------------
                                               Donald E. Newhouse


                                           /s/ S.I. Newhouse, Jr.
                                           --------------------------
                                               S.I. Newhouse, Jr.